[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

              September 15, 2010

Cushing MLP Funds Trust
3300 Oak Lawn Avenue
Suite 650
Dallas, Texas 75219

Re:	Cushing MLP Funds Trust, on behalf of its series, The Cushing MLP Premier Fund — Registration Statement on Form N-1A (File Nos. 333-153900 and 811-22242)

Ladies and Gentlemen:

We have acted as special counsel to Cushing MLP Funds Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), on behalf of its series, The Cushing MLP Premier Fund (the “Fund”), in connection with the preparation of Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) to be filed under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, with the Securities and Exchange Commission (the “Commission”) on or about September 15, 2010. The Registration Statement relates to the registration under the 1933 Act and 1940 Act of an indefinite number of each of Class A Shares of beneficial interest, par value $.01 per share, Class C Shares of beneficial interest, par value $.01 per share, and Class I Shares of beneficial interest, par value $.01 per share, of the Trust on behalf of the Fund (collectively, the “Shares”).

This opinion is being delivered in accordance with the requirements of Item 28(i) of Form N-1A under the 1933 Act and the 1940 Act.

In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(i) the Certificate of Trust of the Trust, as certified by the Secretary of State of the State of Delaware;

(ii) the Agreement and Declaration of Trust of the Trust, dated May 27, 2010 (the “Declaration of Trust”);

(iii) the By-Laws of the Trust, as amended to the date hereof;

(iv) the Certificate of Designation establishing the Fund as a series of the Trust; and

(v) the resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have assumed that the “certificateless” shares will be registered on the stock records of the Trust by the transfer agent and registrar for the Shares.  As to any facts material to the opinion express herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials.

We express no opinion as to any laws of any jurisdiction other than the Delaware Statutory Trust Act.

Based upon the foregoing and subject to the foregoing limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the issuance and sale of Shares by the Trust on behalf of the Fund have been duly authorized by the Trust and, assuming the shareholders’ accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and, except as provided in Section 6.1(l) of the Trust’s Declaration of Trust, nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit (i) to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Counsel” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                Very truly yours,

                /s/ Skadden, Arps, Slate, Meagher & Flom LLP